                             ORCO FINANCIAL CENTER
                             OFFICE BUILDING LEASE


                                    Between

                COSCAN CALIFORNIA COMMERCIAL LIMITED PARTNERSHIP

                                  ("LANDLORD")

                                      And

                         PROSOFT I-NET SOLUTIONS, INC.

                                   ("TENANT")

                             ORCO FINANCIAL CENTER
                             OFFICE BUILDING LEASE

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
Paragraph                              Title                                No.
---------                              -----                               ----
1.    TERMS AND DEFINITIONS..................................................1
2.    PREMISES AND COMMON AREAS..............................................1
3.    TERM...................................................................2
4.    POSSESSION.............................................................2
5.    MONTHLY BASIC RENT.....................................................2
6.    RENTAL ADJUSTMENT......................................................2
7.    SECURITY DEPOSIT.......................................................4
8.    USE....................................................................4
9.    NOTICES................................................................5
10.   BROKERS................................................................5
11.   HOLDING OVER...........................................................5
12.   TAXES ON TENANT'S PROPERTY.............................................5
13.   CONDITION OF PREMISES..................................................5
14.   ALTERATIONS............................................................6
15.   REPAIRS................................................................6
16.   LIENS..................................................................7
17.   ENTRY BY LANDLORD......................................................7
18.   UTILITIES AND SERVICES.................................................7
19.   BANKRUPTCY.............................................................7
20.   INDEMNIFICATION AND EXCULPATION OF LANDLORD............................7
21.   DAMAGE TO TENANT'S PROPERTY............................................8
22.   TENANT'S INSURANCE.....................................................8
23.   DAMAGE OR DESTRUCTION..................................................9
24.   EMINENT DOMAIN.........................................................9
25.   DEFAULTS AND REMEDIES.................................................10
26.   ASSIGNMENT AND SUBLETTING.............................................11
27.   SUBSTITUTION OF PREMISES..............................................12
28.   SUBORDINATION.........................................................12
29.   ESTOPPEL CERTIFICATE..................................................12
30.   HAZARDOUS MATERIALS...................................................12
31.   RULES AND REGULATIONS.................................................13
32.   CONFLICT OF LAWS......................................................13
33.   SUCCESSORS AND ASSIGNS................................................13
34.   SURRENDER OF PREMISES.................................................13
35.   ARBITRATION...........................................................13
36.   PERFORMANCE BY TENANT.................................................13
37.   MORTGAGEE PROTECTION..................................................13
38.   DEFINITION OF LANDLORD................................................13
39.   WAIVER................................................................13
40.   IDENTIFICATION OF TENANT..............................................14
41.   PARKING...............................................................14
42.   FORCE MAJEURE.........................................................14
43.   TERMS, HEADINGS AND CONSTRUCTION......................................14
44.   NO OFFER..............................................................14
45.   TIME..................................................................14
46.   PRIOR AGREEMENT; AMENDMENTS...........................................14
47.   SEVERABILITY..........................................................14
48.   RECORDING.............................................................14
49.   LIMITATION ON LIABILITY AND TIME......................................14
50.   TRAFFIC IMPACT........................................................15
51.   AIR AND FREEWAY NOISE.................................................15
52.   MODIFICATION FOR LENDER OR GOVERNMENT.................................15
53.   FINANCIAL STATEMENTS..................................................15
54.   QUIET ENJOYMENT.......................................................15
55.   TENANT AS CORPORATION OR PARTNERSHIP..................................15
56.   ADDENDA...............................................................15

EXHIBITS:   A.    Outline of Floor Plan of Premises
            B.    Not Applicable
            C.    Standards for Utilities and Services
            D.    Sample Form of Tenant Estoppel Certificate
            E.    Rules and Regulations
            F.    Traffic and Parking Rules and Regulations

                             ORCO FINANCIAL CENTER
                             OFFICE BUILDING LEASE


This Office Building Lease "LEASE") is made as of December 26, 1996 between
                                                  -----------------
Coscan California Commercial Limited Partnership, a California limited partnership ("LANDLORD") and Prosoft I-Net Solutions Inc., a Nevada corporation, ("Tenant") for the space outlined on attached Exhibit "A" (the "Premises") and contained within Suite(s) 300, 310, 320, 330, 335, 340 and 432 of a building located at 2333 North Broadway, Santa Ana, California ("BUILDING"). The Building is part of a development known as Orco Financial Center which consists of two office buildings and related parking and common areas ("PROJECT").

1.  TERMS AND DEFINITIONS.  For the purposes of this Lease, the following terms
    ---------------------
    shall have the following definitions:

     (a)  ADDRESSES:

          Landlord: c/o Brookfield Management. Inc., 3 Imperial Promenade, Suite 850, Santa Ana, CA 92707

          Tenant (after occupancy): 2333 North Broadway, Suite 300, Santa Ana, CA 92707

     (b)  Rentable Square Feet: 16,192 square feet.  Calculations to determine
                                ------
          Rentable Square Feet were made substantially in accordance with guidelines specified in the American National Standard Institute Publication ANSI/BOMA Z65.1-1996 ("BOMA Standard") as interpreted by a third-party space accountant, ("Space Accountant"), except that any corridors which extend beyond the optimum configuration are included as usable space to the tenants which use them, rather than being incorporated into building common areas. Rentable Square Feet, calculated as herein described, shall be binding on Tenant and Landlord. Rentable Square Feet includes an equitable apportionment of the Building Common Areas, the use or benefit of which Tenant may share with other tenant(s) occupying the Building. If the area of the Premises changes pursuant to the Work Letter Agreement attached as "Exhibit B", upon completion of the improvements, the Premises shall be remeasured by a Space Accountant selected by Landlord and based on the BOMA Standard.

      (c) Base Year for Operating Expenses ("Base Year"): 1997 calendar year.
                                                          ----
      (d) Broker(s): CB Commercial Real Estate Group, Inc.
                     -------------------------------------

      (e) Term: The period beginning February 1, 1997 ("Commencement Date") and
                                     ----------------
          ending July 31, 1999 (Expiration Date").
                 -------------

      (f) Exhibits: "A" through "F", all of which are attached to this Lease and are incorporated herein by this reference. Defined or initially capitalized terms in the Exhibits have the same meaning as in this Lease unless otherwise expressly provided.

      (g) Monthly Basic Rent: Initially, $1.05 per Rentable Square Foot,
                                         -----
          equaling $17,000.55 per month. An amount of $17,000.55 shall be
                   ----------                         ----------
          payable concurrently with Tenant signing Lease.

      (h) Parking:  See Addenda #57
                    ---------------

      (i) Security Deposit: $85,002.75, to be paid as follows: See Addenda #58
                            -----------                        ---------------

      (j) Tenant Improvement Allowance: $ NA  per square foot of Premises'
                                        -----
          Usable Area (as that term is defined in the Work Letter Agreement, if applicable).

      (k) Tenant Improvements:  See Addenda #59
                                ---------------

      (l) Tenant's Percentage:   29.63  %, which fraction's numerator is the
                                -------
          Rentable Square Feet within the Premises and denominator is 54,575,
                                                                      ------
          the Rentable Square Feet within the Building.

      (m) Use: School classroom and general office use.   See Addenda #60
               ---------------------------------------    ---------------

2.  PREMISES AND COMMON AREAS.
    -------------------------

      (a) Subject to all the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, which are improved, or to be improved, by Landlord with the Tenant Improvements described in the Work Letter Agreement or in an Addenda to Lease, those Premises being agreed to have the Rentable Square Feet described in Subparagraph 1(b).

      (b) Tenant shall have the nonexclusive right to use, in common with other present and future tenants in the Building and Project, the following areas ("COMMON AREAS") appurtenant to the Premises, subject to the Rules and Regulations referred to in Paragraph 31 and to other reasonable rules and regulations which Landlord may deem advisable for the Common Areas:

          (i) The Building's common entrances, lobbies, rest rooms not within a suite, elevators, stairways and access ways, loading and unloading areas, ramps, drives and platforms and any passageways and service ways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises and Building;

          (ii) The Project's roadways, sidewalks, walkways, parkways, driveways and landscaped areas, trash areas, parking areas and any other similar areas and facilities within the Project which are made available for the use or benefit of Project tenants and their invitees and other visitors;

      (c) Landlord reserves the right to periodically, without unreasonable interference with Tenant's use:

          (i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

          (ii) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

          (iii) To temporarily close or designate for other uses any of the Common Areas for purposes of improvement, maintenance or repair, so long as reasonable access to the Premises remains available;

          (iv) To add additional buildings and improvements to the Common Areas or the Project;

          (v) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.  TERM.  The Term shall be for the period designated in Subparagraph 1(e)
    ----
  unless the Lease shall be terminated sooner as hereinafter provided.

4.  POSSESSION.  See Addenda #61
    ----------   ---------------

5.  MONTHLY BASIC RENT.
    ------------------

   (a) Tenant agrees to pay Landlord as Monthly Basic Rent for the Premises the Monthly Basic Rent designated in Subparagraph 1(g) (subject to adjustment under Paragraph 6) in advance on the first business day of each calendar month during the Term. If the Term commences or ends on a day other than the first day of a calendar month, then the rent for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty (30). In addition to the Monthly Basic Rent, Tenant agrees to pay as additional rental the amount of rental adjustments and other charges required by this Lease. In no event shall Monthly Basic Rent ever be less than the initial Monthly Basic Rent. All rental shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated in Subparagraph 1(a) or to such other person or at such other place as Landlord may from time to time designate in writing.

   (b) Rent and any other payments required to be made by Tenant to Landlord under this Lease shall be deemed to be and treated as rent and payable and recoverable as rent, and Landlord shall have the same rights against Tenant for default in any such payment as in the case of nonpayment of rent.

   (c) If Tenant fails to pay any installment of rent or other payment obligation under this Lease, within ten (10) days following the date due, Tenant shall pay Landlord, as additional rent, a late charge equal to six percent (6%) of the amount due to compensate Landlord for extra costs incurred. The parties agree that such late charge represents a fair and reasonable estimate of costs that Landlord will incur by reason of such late payment. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any other rights and remedies available to Landlord.

   (d) If the amount of rent or any other payment due under this Lease violates the terms of any governmental restrictions on such payment, then the payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have otherwise received.

6.  RENTAL ADJUSTMENT.
    -----------------

   (a) For purposes of this Lease, the following terms are defined as follows:

       (i) "BASE YEAR EXPENSES" means the actual amount of all Operating Expenses defined in Subparagraph 6(b) incurred in the Base Year, as defined in Subparagraph 1(c).

       (ii) "ADDITIONAL EXPENSES" means Tenant's Percentage (as defined in Subparagraph 1(l)) of the amount by which the estimated Operating Expenses to be incurred by Landlord in any Comparison Year (as defined in Subparagraph 6(d)) exceed the Base Year Expenses.

       (iii) "PROPERTY TAXES" shall mean all payments and related expenses paid or incurred by Landlord with respect to taxes or assessments affecting the tax parcel upon which the Building is located. Such expenses include, without limitation: any form of real property tax, assessment, rapid transit tax, business or license fee or tax, commercial rental tax, tax on personal property used in connection with the Project and any tax or similar imposition in substitution for any of the foregoing imposed by any governmental or quasi-governmental authority, including any increases in any such tax as a result of sale, transfer, financing or exchange of the Project, or any part thereof, and any reasonable fees and costs incurred in connection with any proceedings to contest or determine any taxes or assessments.

       (iv) "RECOVERABLE CAPITAL COSTS" means costs incurred to make any capital improvements to the Building or Common Areas intended to reduce Operating Expenses or required to maintain Building or Common Areas at the same quality level as prior to the improvement or that may be required by any statute, ordinance or regulation of any governmental or enforcement agency. Such costs shall be amortized over their useful lives at a reasonable interest rate.

             Recoverable Capital Costs shall not include costs to correct defects in the Building construction; costs of decorating not provided on a regular basis to tenants of the Building; costs incurred with respect to installation of tenant improvements; cost of repairs made because of the partial or total destruction or condemnation of the Building; costs incurred by Landlord for repair of damage, to the extent that Landlord is reimbursed by insurance proceeds; changes made to the Building or Common Areas to comply with government requirements in effect prior to the Commencement Date; or costs incurred for items which under GAAP are classified as capital expenditures to the extent they upgrade the Building rather than maintaining the quality level.

   (b) "OPERATING EXPENSES" shall consist of all costs, fees, disbursements and expenses paid or incurred by Landlord in the operation, ownership, repair, maintenance and management of the Building and Common Areas for any calendar year, including costs for the following by way of illustration, but not limited to:

       (i)   Property Taxes and Recoverable Capital Costs as described above.

       (ii) Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and managing the Building and Common Areas and a management fee attributable to the operation of the Project.

       (iii) Cleaning expenses, including without limitation janitorial services, window cleaning and refuse removal.

       (iv) Landscaping expenses, including irrigating, trimming, mowing, fertilizing, seeding and replacing plants.

       (v) All utility expenses, including fuel, gas, electricity, water, sewer, and telephone. Any utility expenses billed separately to tenants based on their specific usage, such as for after-hours air conditioning or sub-metered electrical service, shall be excluded from utility expenses for purposes of determining Operating Expenses.

       (vi) Costs of operating, maintaining, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, fire/life safety and security, including service contracts, maintenance contracts, supplies and parts.

       (vii) Costs associated with parking lot maintenance and repair.

      (viii) Fair market rental and other costs with respect to the Project management office.

       (ix) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Project. Legal fees and expenses provided they are for the benefit of the Tenant.

        (x) Costs of premiums for property, casualty, liability, other types of insurance carried by Landlord in connection with the ownership or operation of the Building or Common Areas.

        Operating Expenses shall not include compensation to executive personnel, officers or partners of Landlord unless employed at competitive rates as independent contractors; depreciation of the Building or equipment; Landlord's federal or state income, franchise, inheritance or estate taxes; any property tax late charges assessed against

        Landlord, interest or financing charges; leasing/marketing costs; costs of any repairs, alterations, and other items which are under generally accepted accounting principals properly classified as capital expenditures to the extent they upgrade the Building.

        Landlord shall not collect Operating Expenses from all of its tenants in an amount that is in excess of the Operating Expenses actually paid by Landlord in connection with operation of the Project.

    (c) If the Project does not have 95% occupancy during the entire calendar year, then variable expenses shall be adjusted so that Operating Expenses equal the total amount which would have been paid or incurred by Landlord had the Project been 95% occupied.

    (d) In order that the rent payable during the Term reflects any Additional Expenses, Tenant shall pay Landlord as additional rent Tenant's Percentage of such excess Operating Expenses by the method and in accordance with the terms below.

        After the end of the Base Year, Landlord shall compute and deliver to Tenant a statement of the actual Operating Expenses for Tenant's Base Year.

        Beginning with the calendar year following the Base Year and for each calendar year after that (each a "COMPARISON YEAR"), Tenant shall pay to Landlord on the first day of each calendar month of each Comparison Year, in addition to the Monthly Basic Rent and all other payments due under this Lease, an amount equal to Tenant's Additional Expenses.

        As close as reasonably possible to the beginning of each Comparison Year, Landlord shall compute and deliver to Tenant an estimate of the Operating Expenses for that Comparison Year. If the estimated costs for the Comparison Year exceed the Operating Expenses for the Base Year, Tenant shall pay the Additional Expenses without further notice and in monthly installments of one-twelfth (1/12) of such estimate, on the first day of each calendar month, as additional rent. If Landlord has not furnished Tenant with a written estimate for that year, Tenant shall continue to pay Additional Expenses at the rate established for the preceding Comparison Year (if applicable), and when a written estimate of Operating Expenses for the current Comparison Year is delivered to Tenant, Tenant shall, on or before the next monthly payment date, pay all accrued and unpaid Additional Expenses based on the new estimate.

        On or before May 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical) Landlord shall deliver to Tenant a statement (the "STATEMENT") setting out Tenant's actual Additional Expenses for the preceding Comparison Year. If Tenant's actual Additional Expenses for the previous Comparison Year differ from the total estimated monthly payments of Additional Expenses made by Tenant for such year, Tenant shall pay the amount of the deficiency within twenty (20) days of receipt of the Statement or Landlord shall credit the difference, as the case may be; in the case of a credit due, Landlord shall credit against Tenant's next ensuing monthly installment(s) of rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the last day of the Term, Landlord shall credit against any payments due from Tenant under this Lease an amount equal to the credit or, if no payments are due, or may become due from Tenant, Landlord shall pay Tenant the amount of the credit. If the dollar amount of Tenant's Percentage of actual Operating Expenses for any Comparison Year is less than the dollar amount of Tenant's Percentage of the Base Year Operating Expenses, Landlord shall not be required to pay the differential to Tenant. The obligations of Tenant and Landlord to make payments required under this Paragraph 6 shall survive the termination of this Lease. Additional Expenses due from Tenant in any Comparison Year which has less than 365 days because the Term expires on other than the last day of that Comparison Year shall be prorated on a per-day basis.

   (e) If a dispute arises as to the accuracy of Operating Expenses set forth in the Statement, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but Tenant shall have the right, after reasonable notice and at reasonable times, to inspect Landlord's accounting records at Landlord's accounting office. If after such inspection, Tenant still disputes the amount of Additional Expenses owed, Landlord shall immediately refer the matter for prompt certification by Landlord's certified public accountants, who shall be deemed to be acting as experts and not arbitrators, which certification shall be conclusive and binding on both parties. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within ten (10) days of such certification. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original

       Statement overstated Operating Expenses by more than five percent (5%). Tenant's right to audit Operating Expenses shall expire three (3) years from the date the Statement was first provided to Tenant for any given year. See Addenda #72
             ---------------

7.  SECURITY DEPOSIT.  The Security Deposit designated in Subparagraph 1(g)
    ----------------
    shall be held by Landlord as security for the faithful performance by Tenant of its obligations under this Lease. If Tenant breaches any obligation under this Lease, including, without limitation, under provisions relating to the payment of rent, Landlord may apply all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to help to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, if appropriate, to the last permitted assignee of Tenant's interests under this Lease) at the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 6 has been determined and paid in full. If Landlord sells its interest in the Premises during the Term and if Landlord deposits with the purchaser of the Premises the then unappropriated portion of the Security Deposit, Landlord shall be discharged from any further liability with respect to the Security Deposit. See Addenda #58
                                     ---------------
8.  USE.  Tenant shall use the Premises only for the use set forth in
    ---
    Subparagraph 1(m), and shall not use or permit the Premises to be used for any other purpose without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building or shall be deemed to be a warranty by Landlord that the Premises are suitable for a particular use. Tenant shall not use or occupy the Premises in violation of any present or future applicable law, and shall, upon written notice from Landlord, discon tinue any use of the Premises which is declared by any applicable governmental authority to be a violation of law. Tenant shall comply with any direction of any such governmental authority which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall comply with all rules, orders, regulations and requirements of such generally recognized fire rating organization(s) as Landlord may specify from time to time. Tenant shall promptly, upon demand, reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Paragraph 8. Tenant shall take all reasonable steps required to ensure that neither Tenant nor its contractors or invitees (i) violate any governmental regulations, ordinances, or laws applicable to the Premises, (ii) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, (iii) use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or (iv) cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all present and future covenants, conditions, and restrictions or other restrictive covenants and obligations, whether or not of record, which affect the use and operation of the Premises, the Building, the Common Areas or the Project. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in good repair and appearance, reasonable wear and tear excepted. Further, Tenant's machines and mechanical equipment which causes vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. See Addenda #74
           ---------------
9.  NOTICES.  Any notice, consent, or approval required or permitted to be given
    -------
    under this Lease must be in writing and may be given by personal delivery or by mail, and shall be deemed sufficiently given when actually received by the intended party, whether personally delivered or mailed by registered or certified mail, if to Tenant at the address designated in Subparagraph 1(a) until the commencement of the Term only, and thereafter at the Premises, and if to Landlord at the address designated in Subparagraph 1(a). Either party may specify a different address for notice purposes by written notice to the other, except that Landlord may in any event use the Premises as Tenant's address for notice purposes.
    See Addenda #73
    ---------------

10. BROKERS.  Tenant warrants that it has had no dealings  with any real estate
    -------
    broker/agent in connection with the negotiation of this Lease, except the Broker(s) named in Subparagraph 1(d) whose commission shall be payable by Landlord. Tenant agrees to indemnify and defend Landlord from any cost, expense or liability for any compensation or charge claimed by any other party claiming by, through or on behalf of Tenant with respect to this Lease.

11. HOLDING OVER.  Tenant shall vacate the Premises upon the expiration or
    ------------
    earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages and liability which Landlord incurs from Tenant's delay in vacating the Premises, including, without limitation, claims by and liability to any succeeding tenant founded on such delay and any attorneys' fees and costs. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Monthly Basic Rent then in effect shall be increased by twenty five percent (25%) for the first month of holding over, fifty percent (50%) for the second and third month of holding over and one hundred percent (100%) for any holding over past the third month.

    Any such increase shall offset any damages to Landlord as described herein.

12. TAXES ON TENANT'S PROPERTY.
    --------------------------

    (a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or if the assessed value of the Premises is increased by inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

    (b) If the Tenant Improvements in the Premises, whether installed by Landlord or Tenant, or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's Standards (as defined in the Work Letter Agreement) for other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such higher assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Subparagraph 12(a). If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for determining whether the Tenant Improvements are subject to a higher valuation than improvements conforming to Landlord's Building Standards, the actual cost of construction shall be used.

    (c) Any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or by any payments to be made by Tenant under this Lease, including, without limitation, any gross income tax or excise tax levied by any governmental agency or political subdivision thereof with respect to the receipt of rent or other payments under a lease, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof, shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Subparagraph 12(a).

13.  CONDITION OF PREMISES.  Tenant's taking of possession of the Premises shall
     ---------------------
     conclusively establish that the Premises, Building, and Common Areas were in satisfactory condition at the time of that possession (excluding latent defects and "punch list" items). Without limiting the foregoing, Tenant specifically acknowledges that it will take possession of the Premises despite the existence of various inconveniences that may be associated with the use of the Building's Common Areas, such as certain construction obstacles including scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other typical conditions incident to the repair or renovation of office buildings. Tenant also accepts that from time to time there may be construction and improvement work by Landlord on other space in the Building and to the Common Areas and other portions of the Project, and that such work may cause intermittent noise, vibrations, or other temporary inconveniences; provided, however, Landlord will take all steps reasonably necessary and feasible to minimize all such inconveniences to Tenant and Tenant's employees and visitors. Tenant accepts that the Project contains another office building and that the Project Common Areas are shared with that other office building. Landlord and Tenant agree that (I) Landlord shall be responsible for compliance of the Common Areas with the Americans with Disabilities Act ("ADA") and shall pay any costs incurred to bring the Common Areas into compliance with the ADA, and (ii) Tenant shall be responsible for compliance of the Premises with the ADA and shall pay any costs incurred to bring the Premises into compliance with the ADA; provided, however, that if any Alterations (as defined below) are required to bring the Common Areas into compliance with the ADA because of Alterations made to the Premises by Tenant, then upon demand by Landlord, Tenant shall reimburse Landlord for any costs incurred to make such Alterations to the Common Areas.

14.  ALTERATIONS.
     -----------

    (a) Tenant shall make no alterations, additions, repairs or improvements (collectively, "ALTERATION(S)") to the Premises without obtaining Landlord's prior written consent. Landlord's consent for any nonstructural Alteration to the interior of the Premises which does not involve the plumbing, electrical or mechanical systems or any other structural components of the Building shall not be unreasonably withheld. Consent for any other type of Alteration may be withheld in Landlord's subjective discretion. Notwithstanding the other provisions of this Paragraph 14, Tenant may install normal office decorations (e.g., paintings) in the Premises without obtaining Landlord's consent.

    (b) Landlord may condition its consent to any type of Alteration on such requirements as Landlord may deem necessary in its subjective discretion, including without limitation: (I) the manner in which the work is to be done, (ii) the right of approval over the entity which shall perform, or contract to perform, the work (which approval may be withheld if, among other things, that entity is not properly licensed under all applicable laws or if Landlord deems the insurance carried by that entity to be inadequate), (iii) the times during which the work is to be accomplished, (iv) the issuance at Tenant's sole cost of a performance or labor and material payment bond ensuring lien-free completion of the proposed Alterations, (v) delivery to Landlord of a set of plans for the proposed Alterations, or (vi) modification of the proposed Alterations to conform to Landlord's subjective opinion about the appearance of the proposed Alterations. Tenant shall give Landlord at least ten (10) days prior written notice of the expected commencement date of any work related to the Premises. Tenant shall be responsible for obtaining all permits required by law for all work done by Tenant under this Lease (including work Tenant performs, or shall cause to be performed, under the Work Letter Agreement) and Tenant warrants that such work shall comply with all applicable governmental laws, codes, or ordinances, including, without limitation, the ADA.

    (c) Upon the expiration or earlier termination of this Lease, (I) all or any part of the Alterations to the Premises shall become the property of Landlord and remain on and be surrendered with the Premises, and (ii) all or any part of any Alterations to the Premises under this Paragraph 14 (including any staircase between floors) shall, at the option of Landlord, either become the property of Landlord and be surrendered with the Premises, or be removed from the Premises and the Premises restored to their condition immediately before those Alterations were made, all by and at the expense of Tenant.

    (d) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant ("TENANT'S EFFECTS") shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term when Tenant is not in default under this Lease. If Tenant fails to remove all of Tenant's Effects from the Premises upon termination of this Lease, Landlord may, at its option, remove Tenant's Effects and store Tenant's Effects without liability to Tenant for loss of Tenant's Effects. Tenant agrees to pay Landlord upon demand any and all expenses incurred by Landlord in removing Tenant's Effects, including court costs, attorneys' fees and storage charges on Tenant's Effects, for any length of time that Tenant's Effects shall be in Landlord's possession. Landlord may, at its option, without notice, sell Tenant's Effects, or any of the same, at a private sale and without legal process, for such price as Landlord may obtain, and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expenses incident to the removal and sale of Tenant's Effects.

15.  REPAIRS.
     -------

    (a) Tenant shall maintain and preserve the Premises in good condition, reasonable wear and tear excepted, and shall, when and if needed, at Tenant's sole cost, make all repairs to the Premises and every part thereof, including, without limitation, the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all non-standard plumbing, pipes, electrical wiring, light fixtures and bulbs, switches, furnishings, signs and special items and equipment installed by or at the expense of Tenant. Except as specifically set forth in this Lease, Tenant and Landlord affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building, the Common Areas, or the Project and Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

        Except as provided in Addendas #59, #61 and #62

    (b) Anything contained in Paragraph 15(a) to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building and the building-standard plumbing, heating, ventilating, air conditioning, elevator and electrical systems, unless such maintenance and repairs are required in part or in whole by the act, neglect or omission of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 23, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, the Premises, the Common Areas, or the Project or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly provided under this Lease.

    (c) As between Landlord and Tenant, Landlord is recognized as the owner of telephone cable and related wiring serving the Premises (the "TELEPHONE CABLE") and situated in the Premises and the Common Areas. Tenant shall be responsible for the maintenance of all Telephone Cable within the Premises. Tenant's access to the

        Common Areas for the purposes of installing and maintaining the Telephone Cable is conditioned upon Landlord's approval of Tenant's telephone service contract and appropriate insurance policies being obtained by the entity installing the Telephone Cable. Landlord shall not be responsible and shall have no liability for interruption in or failures of telephone service. Tenant shall abide by all reasonable, written and nondiscriminatory rules and regulations hereafter promulgated by Landlord regarding access to the Telephone Cable. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities, costs and expenses, including, without limitation, actual attorneys' fees, incurred by Landlord and related to Tenant's access to or work in connection with the Telephone Cable.

16. LIENS.  Tenant shall not permit any mechanics', materialmens' or other liens
    -----
    to be filed against the Building or against Tenant's leasehold interest in the Premises. Landlord shall have the right at all times to post on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest on that sum at (a) the maximum rate permitted by then-existing usury law, if applicable, or (b) if the then-existing usury law is not applicable, one and one-half percent (1-1/2%) per month ("LEASE INTEREST RATE") from the date of Landlord's payment.

17. ENTRY BY LANDLORD.  Landlord reserves and shall at all reasonable times
    -----------------
    have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, without any such act being deemed an eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises resulting from any entry permitted under this paragraph. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency in order to obtain entry to or within the Premises. Any entry to the Premises obtained by Landlord pursuant to this Lease by any means shall not be deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant if that entry was caused by the acts or omissions of Tenant, its agents or contractors.

    Notwithstanding the foregoing, Landlord may only enter the Premises upon 24 hours prior telephonic or written notice to Tenant, except in cases of emergency or to supply normal janitorial or security services.

18. UTILITIES AND SERVICES.  Provided that Tenant is not in default past any
    ----------------------
    applicable cure period under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services as described in the Standards for Utilities and Services attached hereto as an Exhibit. Landlord's failure to furnish any of the foregoing items shall not result in any liability of Landlord when such failure is caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure (whether such failure affects elevator or HVAC services or otherwise), no eviction of Tenant shall result from such failure, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. If Tenant utilizes more electrical power than is considered reasonable or normal in the marketplace for the Use specified, Landlord may require Tenant to pay, as additional rent, the cost incurred by such extraordinary usage, which cost shall be at the same rate paid by Landlord to the utility provider. In such case, Landlord shall install separate meter(s) for all or part of the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all sub-metered utility charges and Landlord shall make a commensurate Operating Expenses adjustment to account for the fact Tenant is directly paying such metered charges.

19. BANKRUPTCY.  If Tenant shall file a petition in bankruptcy under any
    ----------
    provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee of Tenant's property shall be appointed and the order appointing such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors (collectively, "ACTS OF INSOLVENCY"), or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Subparagraph 25(b), and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall immediately surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover, by reason of any such termination, damages equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such damages are greater, equal to or less than the amount of damages otherwise recoverable under the provisions of this Paragraph 19.


20. INDEMNIFICATION AND EXCULPATION OF LANDLORD.
    -------------------------------------------

    (a) Tenant shall indemnify, defend and hold Landlord harmless from all liability, claims and losses arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building, the Common Areas or the Project. Tenant shall further indemnify, defend and hold Landlord harmless from all liability, claims and losses arising from any breach or default in the performance of any obligation to be performed by Tenant under this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents, employees, or contractors, and from and against all costs, attorneys' fees, expenses and liabilities incurred in, or arising out of, such claim or any action or proceeding brought thereon except to the extend caused by Landlord's negligence, willful misconduct or breach of its obligations under this Lease. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and Tenant hereby waives all its claims in respect thereof against Landlord except that which is caused by the gross negligence or willful misconduct of Landlord or Landlord's breach of this Lease.

    (b) Neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees for any loss, injury or damage to Tenant or to any other person, or to its or their property, except to the extent such injury, damage or loss is caused by the gross negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises or the Building. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable (i) for any such damage caused by other tenants or persons in or about the Building or Common Areas; or (ii) for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

21. DAMAGE TO TENANT'S PROPERTY.  Subject to the provisions of Paragraph 20,
    ---------------------------
    neither Landlord nor its agents shall be liable for (i) any damage to any property entrusted to employees of the Building, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster or other improvements, steam, gas, electricity, water or rain which may leak from any part of the Building or from any latent defect in the Premises or in the Building or from the pipes, appliances or plumbing work in the Building or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Except as expressly provided otherwise in this Lease, neither Landlord nor its agents shall be liable for interference with light or other property rights. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises, in the Building, or in the Common Areas or of defects in the Premises, the Building, or the Common Areas or in any fixtures or equipment.

22. TENANT'S INSURANCE.
    ------------------

    (a) Tenant shall, during the Term and any other period of occupancy, at its sole cost and expense, keep in full force the following insurance:

     (i) Standard form property insurance insuring against all-risk perils ("ALL-RISK") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures (other than tenant improvements installed by Landlord), and any other personal property, in an amount not less than the full replacement cost thereof. If there is a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also cover direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building in an amount which will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

     (ii) Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $2,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property in an occurrence. The policy shall insure the hazards of the Premises and Tenant's operations thereon, independent contractors, and contractual liability (covering the indemnity contained in Paragraph 20), and shall (1) name Landlord and Landlord's lender(s) as additional insureds, (2) contain a cross-liability provision, and (3) contain a provision that the insurance provided Landlord under this Subparagraph 22(a)(ii) shall be primary and non-contributing with any other insurance available to Landlord.

     (iii) Workers' Compensation and Employer's Liability insurance as required by state law.

     (iv) Any other forms of insurance which Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which a comparable and prudent tenant would customarily protect itself.

  (b) All policies shall be written in a form reasonably satisfactory to Landlord and shall be maintained with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Best's Insurance Guide. Before occupying the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage without at least thirty (30) days prior written notice to Landlord. Tenant shall, at least ten (10) days before the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains insurance that is the responsibility of Tenant under this Paragraph 22, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

  (c) During the Term, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure under Subparagraphs 22(a) and
      (b)) against damage with All-Risk insurance and public liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may determine advisable. Notwithstanding any contri bution by Tenant to the cost of insurance premiums as provided under this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

  (d) Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building. If Tenant's use of the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

  (e) If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the premium or coverage thereunder changed or threatened to be changed in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such threatened or actual cancellation, or threatened or actual change in coverage or premiums, then, within two (2) business days after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, Landlord shall have all of the remedies for a Tenant default provided for in this Lease.

  (f) All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

23. DAMAGE OR DESTRUCTION.
    ---------------------

    (a) In the Event that the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, and such insurance proceeds will be sufficient to cover the entire cost of repairing the damage, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs and restoration can, in Landlord's reasonable opinion, be made within one hundred eighty (180) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed, the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, as may be reasonably determined by Landlord. There shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to one day or less or if the damage is in whole or in part the result of the act, omission, fault or negligence of Tenant, its agents, contractors, employees, licenses, or invitees. Landlord agrees to notify Tenant within sixty (60) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said 180-day period or if insurance proceeds will not be sufficient to cover the entire cost of repairing the damage. If insurance proceeds will not be sufficient to cover the entire cost of repairing the damage, Landlord shall have the option to terminate this Lease within fifteen (15) days after giving notice to Tenant as required by the preceding sentence. If such repairs and restoration cannot, in Landlord's reasonable opinion, be made within the 180-day period, such notice shall set forth the approximate length of the time Landlord estimates will be required to complete such repairs. Notwithstanding anything to the contrary contained herein, if Landlord cannot or estimates it cannot make such repairs and restoration within said 180-day period, then Tenant may, by written notice to Landlord, cancel this Lease, provided such notice is given to Landlord within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. Notwithstanding the preceding sentence, Tenant may not cancel this Lease as hereinabove stated if the damage to the Premises or the Building is in whole or in part the result of the act, omission, fault or negligence of Tenant, its agents, contractors, employees, licensees or invitees. Except as proved in this Paragraph 23, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any such repairs, alterations or improvements in or to the Building, Premises or fixtures, appurtenances and equipment. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, including furniture, fixtures or equipment removable by Tenant under the provisions of this Lease, or any improvement installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

    (b) In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said 180 days) that Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to date of such casualty, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be released and discharged from all further obligations hereunder (except those obligation which expressly survive termination of the Lease term). A total destruction of the Building shall automatically terminate this Lease.

24. EMINENT DOMAIN.
    --------------

    (a) If all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken does not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition before the partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this subparagraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

   (b) In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 14 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24(b), a temporary taking shall be defined as a taking for a period of 270 days or less.

25. DEFAULTS AND REMEDIES.
    ---------------------

   (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

       (i) Abandonment of the Premises by Tenant. Notwithstanding the provisions of Civil Code section 1951.3, "ABANDONMENT" means any absence by Tenant from the Premises for five (5) days or longer while in default of any provision of this Lease.

       (ii) Failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant under this Lease, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure section 1161 regarding unlawful detainer actions.

       (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraphs 25(a)(i) or (ii), where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure section 1161 regarding unlawful detainer actions. If the nature of Tenant's default is such that it is reasonably capable of being cured but more than ten (10) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within the ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur within sixty (60) days from the date of notice from Landlord.

       (iv) Acts of Insolvency; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

   (b) If any such default by Tenant occurs, in addition to other remedies available to Landlord at law or in equity,

       Landlord can terminate Tenant's right to possession of the Premises and terminate this Lease and all rights of Tenant under this Lease. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Upon termination, Landlord may recover from Tenant:

       (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

       (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

       (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

       (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course, would be likely to result therefrom.

       As used in Subparagraphs 25(b)(i) and (ii), the "WORTH AT THE TIME OF AWARD" is computed by allowing interest at the Lease Interest Rate. In Subparagraph 25(b)(iii), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

   (c) If any such default by Tenant occurs, Landlord may utilize the remedy described in California Civil Code section 1951.4 (which says landlord may continue the lease in effect after a tenant's breach and abandonment and recover rent as it becomes due, if tenant has the right to sublet or assign subject to reasonable limitations).

   (d) If an abandonment of the Premises by Tenant occurs or if Landlord elects to reenter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the Term on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

       If Landlord elects to so relet, then rentals received by Landlord from that reletting shall be applied: first, to the payment of any indebtedness other than rent due under this Lease from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid under this Lease; and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable under this Lease. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent under this Lease, be less than the rent payable during that month by Tenant under this Lease, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

   (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. Without limitation, Tenant acknowledges that Tenant's failure to timely comply with the requirements of Paragraphs 27, 28 and 52 may result in a lender refusing to loan Landlord funds or a buyer refusing to purchase the Building on favorable terms (or at all), causing Landlord substantial monetary damages. No waiver of any default of Tenant under this Lease shall be implied from any acceptance by Landlord of any rent or other payments due under this Lease (whether that acceptance occurs before or after (i) a default has occurred or (ii) a three-day or other notice of default has been given) or from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in the waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant. Landlord and Tenant waive all rights to a jury trial and agree that any action or proceeding arising out of this Lease shall be heard by a court sitting without a jury.

26. ASSIGNMENT AND SUBLETTING.
    -------------------------

   (a) Tenant shall not assign, encumber, or otherwise transfer (collectively, "TRANSFER") all or any part of its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without obtaining Landlord's prior written consent. Any Transfer or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default. See Addenda #63
                                                           ---------------
   (b) If Tenant is a partnership, a withdrawal or change, in one or more transactions, of partners owning in the aggregate a fifty percent (50%) or more interest in the profits of the partnership, or if Tenant is a corporation, any change or transfer in the aggregate of fifty percent (50%) or more of its voting stock or beneficial interest, whether in one or more transactions, shall constitute a Transfer and shall be subject to these provisions. No such transfer of Tenant's stock shall constitute a Transfer if Tenant is a publicly traded company. No consent to a Transfer or sublease shall constitute a future waiver of the provisions of this Paragraph 26.

   (c) Tenant shall notify Landlord in writing of Tenant's intent to Transfer or sublease all or part of this Lease or the Premises, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and all the terms of the proposed Transfer or subletting; within thirty (30) days after receipt of all such information and all additional information requested by Landlord concerning the proposed Transfer or sublease, Landlord shall elect by notice to Tenant ("LANDLORD'S ELECTION") to do one of the following: (A) consent to such proposed Transfer or sublease; (B) refuse such consent, which refusal shall be on reasonable grounds; or, (C) effective within sixty (60) days after the date Landlord gives its notice, terminate this Lease, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet. However, if within thirty (30) days after Landlord gives Landlord's Election of the alternative in clause "(C)" Landlord receives written notice from Tenant that Tenant has rescinded its proposed Transfer or sublease, this Lease shall continue in effect.

       As conditions to granting its consent to any Transfer or sublease, Landlord may require:

       (i) delivery to and approval by Landlord of a true copy of the fully executed instrument of Transfer or sublease, and the delivery to Landlord of an agreement executed by the transferee or sublessee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the transferee or sublessee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant under this Lease;

      (ii) that any sublease provide that it is subject and subordinate to this Lease and to all mortgages, that Landlord may enforce the provisions of the sublease, including collection of rent, and that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (x) terminate the sublease or (y) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which latter case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of any rent or other payments.

  (d) Whether or not Landlord shall consent to a Transfer or sublease under the provisions of this Paragraph 26, (i) Tenant shall pay Landlord's reasonable processing costs and attorneys' fees incurred in determining whether or not to so consent, and (ii) Tenant shall not be relieved of any responsibility under this Lease without Landlord's express written release, which Landlord may grant or withhold in its sole, subjective discretion. If Landlord shall consent to any Transfer, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of all net sums or other consideration payable to and for the benefit of Tenant by the transferee on account of the Transfer, as and when such sums and other consideration are due and payable to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant shall instruct the transferee to pay such sums and other consideration directly to Landlord). If in connection with any proposed sublease Tenant receives net sums or other consideration, either initially or over the term of the sublease, in excess of the rent called for under this Lease or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for under this Lease are taken into account, Tenant shall pay to Landlord as additional rent fifty percent (50%) of the net sums or other consideration received by Tenant promptly after its receipt. As used in this paragraph, "NET SUMS OR OTHER CONSIDERATION" shall include without limitation the then fair value of any non-cash consideration and shall be calculated after first deducting reasonable costs incurred by Tenant in connection with the Transfer or sublease, including without limitation commissions payable to a broker not affiliated with Tenant, space modification costs in connection with the Transfer or sublease, reasonable legal costs, free rent concessions to the transferee or sublessee, and lease take-over costs. Landlord's waiver of or consent to any Transfer or subletting shall not relieve Tenant or any transferee or sublessee from any obligation under this Lease whether or not accrued.

27. SUBSTITUTION OF PREMISES.

28. SUBORDINATION.  Unless Landlord or any beneficiary or mortgagee with a lien
     -------------
    on the Building or any ground lessor with respect to the Building elects otherwise, as provided in this Paragraph 28, this Lease shall be subject and subordinate at all times to the following without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination:

    (a) the lien and provisions of any mortgage, deed of trust, or declaration of covenants, conditions and restrictions which may now exist or hereafter be executed by which the Building, Project, any ground lease, or Landlord's interest or estate in any of those items, is encumbered; and

    (b) all ground leases which may now exist or hereafter be executed affecting the Building.

    Landlord, any such beneficiary or mortgagee, or any such ground lessor, shall at any time have the right to elect to subordinate or cause to be subordinated to this Lease any such liens and provisions or ground lease. Any election under this Paragraph 28 may be made by giving notice thereof to Tenant at least sixty (60) days before the election is to become effective. If any ground lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the election of any successor-in-interest to Landlord and regardless of any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord. Tenant waives any right to declare this Lease terminated or otherwise ineffectual because of any such foreclosure, conveyance or ground lease termination. Tenant shall execute and deliver, upon demand by Landlord and in the form and content requested by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant's obligation to attorn to and become the Tenant of any successor-in-interest to Landlord as provided for under this Paragraph 27. Tenant's failure to sign and return any such documents within ten (10) days of request shall constitute a material default by Tenant under this Lease and Landlord may at Landlord's option, terminate the Lease provided written notice of termination (which shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii)) is received by Tenant prior to Landlord's receipt of such documents. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

29. ESTOPPEL CERTIFICATE.
    --------------------

    (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a "TENANT ESTOPPEL CERTIFICATE", in a form substantially similar to the form of attached Exhibit "D" or in any other form reasonably required
                          ----------
        by Landlord or Landlord's mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 29 may be relied upon by any of the above. See Addenda #64
                                                             ---------------

    (b) Tenant's failure to deliver such Tenant Estoppel Certificate within such time shall be conclusive upon Tenant (i) that this Lease is in full force, without modification except as may be represented by Landlord,
        (ii) that there are no uncured defaults in Landlord's performance, and
        (iii) that not more than one (1) month's rental has been paid in advance. Tenant's failure to deliver the Tenant Estoppel Certificate to Landlord within ten (10) days of receipt shall constitute a material default under this Lease and Landlord may, at Landlord's option, terminate the Lease, provided written notice of such termination (which shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii)) is received by Tenant prior to Landlord's receipt of the Tenant Estoppel Certificate.

30. HAZARDOUS MATERIALS.  Neither Tenant nor any licensee, invitee, agent,
    -------------------
    employee, successor, assign or subtenant of Tenant, or any other user of the Premises shall use, generate, store, transport, release, or dispose of any Hazardous Materials in, on, under, to, or from the Premises, Building, Common Areas or Project, whether into the air, surface water, soil, ground water, or otherwise; provided, however, that Tenant may use, in incidental quantities and in compliance with all applicable laws, such cleaning agents or office supplies that are reasonably necessary for Tenant's use of the Premises. Tenant shall indemnify and defend Landlord from all claims, liabilities and losses (including costs of removing Hazardous Materials, and attorneys', consultants' and other experts' costs) arising out of or incurred in connection with Tenant's breach of this paragraph. As used in this Lease, "HAZARDOUS MATERIALS" means: any hazardous, corrosive, reactive, ignitable, carcinogenic, toxic, mutagenic or reproductive toxic chemical, compound, material, mixture, waste or substance, whether now or hereafter defined, listed in or otherwise classified pursuant to any state or federal law, now or hereafter applicable to the Premises, Building, Common Areas or Project; petroleum, including crude oil or any fraction thereof; and asbestos containing materials. Tenant agrees that it, and not Landlord, is responsible for the use of the Premises for purposes of all notification and recording requirements under Hazardous Materials laws, and agrees to comply in all respects with same.

31. RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with the
    ---------------------
    "RULES AND REGULATIONS" attached hereto as Exhibit "E", and all reasonable
                                               -----------
    and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Project of any of the Rules and Regulations.

32. CONFLICT OF LAWS.  This Lease shall be governed by and construed pursuant
    ----------------
    to the laws of the State of California.

33. SUCCESSORS AND ASSIGNS.  Except as otherwise provided in this Lease, all of
    ----------------------
    the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties to this Lease and their respective heirs, personal representatives, successors and assigns.

34. SURRENDER OF PREMISES.  The voluntary or other surrender of this Lease by
    ---------------------
    Tenant, or a mutual cancellation of this Lease, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all Tenant Improvements, alterations and additions to the Premises, broom clean the Premises, leave the Premises in good order, repair and condition (including the due completion by that expiration or termination of all repairs which Tenant is responsible for making under this Lease), reasonable wear and tear excepted, and comply with the provisions of Paragraph 14. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of Lease or surrender of the Premises.

35. ARBITRATION.  Any controversy or claim arising out of or relating to this
    -----------
    Lease, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any demand for arbitration shall be in writing and must be made prior to the date after which institution of legal or equitable proceedings based upon such claim would be barred by the applicable statute of limitations. Notice of demand for arbitration must provide a description of the dispute; facts from which the dispute arises, including witnesses, dates, times and circumstances; and a description of the relief or action requested, provided that no failure or defect in the notices shall be construed as a waiver of the parties' obligation to arbitrate. The prevailing party shall be awarded reasonable attorneys fees, witness costs and expenses, costs of the arbitrator and other costs incurred in connection with the arbitration. Notwithstanding anything contained herein to the contrary, unlawful detainer and forcible detainer actions shall be exempt from arbitration.

    NOTICE: BY INITIALING BELOW, LANDLORD AND TENANT AGREE TO HAVE DISPUTES DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND ARE GIVING UP ANY RIGHTS EACH MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.

    Landlord Initials ________    ________     Tenant Initials ________

36. PERFORMANCE BY TENANT.  All covenants and agreements to be performed by
    ---------------------
    Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant shall fail to perform any other act on its part to be performed under this Lease, Landlord may, without waiving or releasing Tenant from Tenant's obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord together with interest thereon at the Lease Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the nonpayment thereof by Tenant as are set forth in Paragraph 25.

37. MORTGAGEE PROTECTION.  In the event of any default on the part of Landlord,
    --------------------
    Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

38. DEFINITION OF LANDLORD.  The term "LANDLORD," as used in this Lease, so far
    ----------------------
    as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the lessees under any ground lease or, in the absence of any ground lease at the time in question, the owners of the fee title of the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord (and in case of any subsequent transfers or conveyances, the then-grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. The transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord under this Lease during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease. With respect to any indemnity by Tenant of Landlord under this Lease, "Landlord" shall include, and the indemnity shall run to, Landlord and its affiliates, shareholders, directors, officers, agents (including property managers), lenders, employees, partners, successors and assigns.

39.  WAIVER.  The waiver by Landlord of any breach of any term, covenant or
     ------
     condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Lease, nor shall any custom or practice to which the parties may have adhered in the administration of the terms of this Lease be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of rent under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy available.

40.  IDENTIFICATION OF TENANT.  If more than one person signs this Lease as
     ------------------------
     Tenant, the act of or notice from, or notice or refund to, or the signature of, any one or more of them with respect to this Lease shall be binding upon Tenant.

     See Addenda #57
     ---------------

41.  PARKING. If Landlord determines in its sole discretion that it is necessary
     -------
     for orderly and efficient parking, all or any portion of any unreserved or unassigned parking spaces may be assigned to, made available to or reserved by Landlord for other tenants or users of the Building. If Landlord has not assigned specific spaces to Tenant, neither Tenant nor its employees shall use any spaces which have been so specifically assigned by Landlord to other tenants or for other uses such as visitor parking or which have been designated by Landlord or governmental entities as being restricted to certain uses.

  (a) Tenant shall not permit any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, contractors, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

  (b) If Tenant allows any of the prohibited activities described in this Paragraph 41, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove, tow away, and/or impound the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord with interest thereon at the Lease Interest Rate from the date Landlord incurs that cost.

  (c)

  (d) Use by Tenant, its employees and invitees, of the parking facilities shall be on the additional terms set forth in Exhibit "F", and shall be subject
                                              -----------
      to such other agreement between Landlord and Tenant as may hereinafter be established.

42.  FORCE MAJEURE.  Landlord shall have no liability whatsoever to Tenant on
     -------------
     account of (a) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease, the Work Letter Agreement, or any other Lease attachment by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease or any Exhibit or Work Letter Agreement specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

43.  TERMS, HEADINGS AND CONSTRUCTION.  The title and paragraph headings are not
     --------------------------------
     a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. "Or" is not exclusive. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Lease.

44.  NO OFFER.  Submission of this instrument to Tnant does not constitute a
     --------
     reservation of the Premises, offer, or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

45.  TIME.  Time is of the essence with respect to the performance of every
     ----
     provision of this Lease in which time of performance is a factor, including specifically and without limitation, Tenant's obligation to make any payments, give any notices and timely perform under the Work Letter Agreement.

46.  PRIOR AGREEMENT; AMENDMENTS.  This Lease contains all of the agreements of
     ---------------------------
     the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest. No other provision of this Lease shall modify the effect of this paragraph.

47.  SEVERABILITY.  Any provision of this Lease which shall prove to be invalid,
     ------------
     void or illegal shall in no way affect, impair or invalidate any other provision of this Lease, and such other provisions shall remain in full force.

48.  RECORDING.  Neither this Lease nor a short form memorandum of Lease shall
     ---------
     be recorded.

49.  LIMITATION ON LIABILITY AND TIME.  In consideration of the benefits
     --------------------------------
     accruing under this Lease, Tenant and all successors and assigns agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord: (a) the sole and exclusive remedy shall be against the Landlord's interest in the Building; (b) no partner of Landlord shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of the partnership, if applicable); (c) no partner of Landlord (if applicable) shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Landlord (if applicable); (e) no writ of execution will ever be levied against the assets of any partner of Landlord (if applicable); (f) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) any claim, defense, or other right of Tenant arising in connection with this Lease or negotiations before this Lease was signed shall be barred unless Tenant files an action or interposes a defense based thereon within one hundred eighty (180) days after the date of the alleged event on which Tenant is basing its claim, defense or right. See Addenda #75
                       ---------------

50.  TRAFFIC IMPACT.  Tenant acknowledges that traffic control and flow is a
     --------------
     major concern of the County of Orange, the City of Santa Ana, of Landlord, and of each tenant in the Building and surrounding buildings. Therefore, Tenant agrees that its employees, invitees, and contractors shall comply with the provisions of Exhibit "F" (Traffic and Parking Rules and
                            -----------
     Regulations).

51.  AIR AND FREEWAY NOISE.  Tenant acknowledges that the area in which the
     ---------------------
     Project is located is subject to sight and sound of the Interstate 5 Freeway and overflight aircraft.

52.  MODIFICATION FOR LENDER OR GOVERNMENT.  If, in connection with obtaining
     -------------------------------------
     financing or refinancing for the Building or all or part of the Project, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant under this Lease or substantially adversely affect the leasehold interest hereby created or Tenant's rights under this Lease. In addition, the parties agree to promptly sign all documents reasonably required by any governmental agency from time to time in connection with the Premises, provided that those documents do not materially adversely affect the rights or obligations of the parties under this Lease.

53.  FINANCIAL STATEMENTS.  When reasonably requested by Landlord, Tenant shall,
     --------------------
     upon ten (10) days notice, provide Landlord with its most recently available financial statement (but not older than 6 months old) and financial statements of the two (2) years prior to the current financial statement year. Such statement(s) shall be safeguarded by Landlord and shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. The above ten-day notice is the only notice Landlord is required to give Tenant in connection with Tenant's financial statements and shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii).

54.  QUIET ENJOYMENT.  Landlord covenants that upon Tenant paying the rent
     ---------------
     required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

55.  TENANT AS CORPORATION OR PARTNERSHIP.  If Tenant executes this Lease as a
     ------------------------------------
     corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution of this Lease, and in accordance with the by-laws of Tenant and that this Lease is binding upon Tenant in accordance with its terms. If

     Tenant executes this Lease as a partnership, (a) each general partner shall be jointly and severally liable for performing all the provisions of this Lease to be kept, observed or performed by Tenant and (b) the term "TENANT" shall mean and include each general partner jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them with respect to this Lease shall be binding on Tenant and each and all of the general partners of Tenant with the same effect as if each of them had so acted or so given or received such notice or refund or so signed. Dissolution of any partnership which is a Tenant under this Lease shall be deemed to be an assignment jointly to all of the partners, who shall thereafter be subject to the terms of this Lease as if each such former partners had initially signed this Lease as individuals. See Addenda
                                                                     -----------
     #65
     ---

56. ADDENDA.  The attached addenda are a part of this Lease.
    -------


THEREFORE, the parties have executed this Lease as of the date first written above.

LANDLORD:

COSCAN CALIFORNIA COMMERCIAL LIMITED PARTNERSHIP, a California limited partnership

By:  Coscan California Commercial Inc.,   Its General Partner



By:  ________________________________    Its:  ____________________________


TENANT:

PROSOFT I-NET SOLUTIONS, INC.
A Nevada corporation



By:_________________________________    Its: _____________________________

                                    ADDENDA


These Addenda are attached to and are hereby made a part of that Office Building Lease dated _________________, 19___ (the "Lease") by and between Coscan California Commercial Limited Partnership, ("Landlord") and Prosoft I-Net Solutions ("Tenant"). The parties further agree as follows:

57. Parking:  Landlord to provide Tenant employees, visitors and students
    --------
    parking of eight (8) non-exclusive parking spaces per 1,000 usable square feet leased on the 3rd floor of the Building and three (3) non-exclusive spaces per 1,000 usable square feet of any additional space leased. The Project contains approximately 405 total parking spaces. Tenant to cooperate with Landlord and take measures to ensure that student parking does not unduly interfere with parking requirements for the remainder of the project. Tenant's failure to cooperate with Landlord shall constitute a material default under this Lease and Landlord may, at Landlord's option, terminate the Lease in accordance with Subparagraph 25(a)(iii). It is anticipated that students will park predominately in the parking lot located north of the 2333 Building and Landlord reserves the right to designate and regulate such area for Tenant parking. Any Subleases or Assignments, other than to related subsidiaries, shall have parking provided per City code for standard office use. Parking will be provided to Tenant free of charge during the initial Term and two option periods.

58. Security Deposit:  Upon execution of the Lease, Tenant shall prepay a
    -----------------
    security deposit equal to one month's rent. On or before January 20, 1997, Tenant shall increase the security deposit to equal five months rent. The security deposit will be applied toward rent for the first four months and Landlord will retain the remaining amount as a security deposit.

59. Tenant Improvements:  Tenant shall pay for, contract and construct any
    --------------------
    improvements required, subject to adhering to all applicable codes and obtaining all required permits and Landlord's approval (which shall not be unreasonably withheld) prior to commencement of any construction. Prior to the Commencement Date, Landlord to patch carpet and walls in the area of Suite 300 which has existing demolition damage, in a manner reasonably satisfactory to Tenant. Landlord to make good faith efforts to reconfigure the men's restroom on the 3rd floor to provide two urinals and two stalls.

60. Use:  Tenant shall have the right to use up to twenty five percent (25%) of
    ----
    the Premises for class room training, provided that not more than 3,250 RSF are to be used for non-employee instruction. Any difference between 25% of the premises and 3,250 RSF may be used for training Tenant's on-site personnel and the balance of the space is to be used as general office space. Tenant to periodically provide Landlord with "course guides" and any other relevant information in order to assist Landlord to monitor classroom usage. Tenant shall be the only tenant in the Building permitted to use their premises for school classrooms. Notwithstanding any specific use of the Premises permitted hereunder, Tenant or its assignees or sublessees may use the Premises for any legally permitted uses consistent with the character of the Building.

61. Possession: Landlord has obtained a building permit to upgrade the parking
    ----------
    lot and entrance ramps to comply with ADA and construction is under way. However, prior to obtaining permits to upgrade the Building interior, Landlord is required to submit a plan to the City of Santa Ana outlining a schedule under which the Building will be upgraded to comply with ADA requirements. Landlord will work diligently and in a timely manner to obtain such permits and to improve the interior common areas to comply with ADA requirements. Other than the Tenant Improvements provided for in Addenda #59, which do not require a building permit, Tenant agrees to take possession of the Premises in an "as is" condition, and improvement of the common areas is not a prerequisite of Tenant taking possession. Tenant shall be allowed to enter the Premises upon execution of the Lease, subject to the terms of the Lease, to construct improvements not requiring a building permit and to install furniture, fixtures and equipment. Tenant acknowledges that permits may be required for certain improvements to the Premises.

62. Asbestos: Tenant is in receipt of an asbestos survey report prepared by ATC
    ----------
    Environmental which identifies suspected asbestos containing materials within the Premises and Building. If this material is to be disturbed during any renovations, then removal or another form of abatement would become necessary to prevent airborne asbestos exposure. If such renovations are planned by Tenant, then Tenant will inform Landlord so that Landlord may take proper precautions, at Landlord's sole cost, to ensure that proper abatement is implemented.

63.  Sublease: Tenant shall have the right to sublease or assign all or any
     ----------
     portion of the Premises to a subsidiary company without Landlord's approval and to otherwise sublease or assign with Landlord's approval, not to be unreasonably withheld.

64.  Tenant Estoppel Certificate: Landlord agrees to provide Tenant with
     ---------------------------
     estoppel certificates signed by Landlord containing the same types of information, and within the same time periods, as are set forth in Paragraph 29, except such changes as are reasonably necessary to reflect that such certificate is being given by Landlord to Tenant.

65.  Authority of Landlord: Landlord represents and warrants that the individual
     -----------------------
     signing this Lease on Landlord's behalf is duly authorized to execute and deliver this Lease on its behalf in accordance with the duly adopted resolution of the board of directors of Landlord's General Partner.

66.  After-Hours Services:  Landlord shall provide Tenant with after-hours HVAC
     ---------------------
     at a cost of $30 per hour per floor as provided in Exhibit C. Tenant is to provide its own after-hour security guard.

67.  Signage:  Landlord to provide Tenant sole rights to building-top signage on
     --------
     the parapet. Although current code indicates that signage is available only on two sides of the building top, Landlord pre-approves Tenant's right to signs on four sides of the building top, subject to city approval and mutual approval of the size, design, color and location. Landlord, at Landlord's cost, will provide Tenant with lobby directory board identification and identification at the entrance to Tenant's suites. Tenant, at its own expense, shall be allowed to install, insure, maintain and ultimately remove the exterior signage. Any exterior sign rights are personal to the initial Tenant only and shall be voidable by Landlord if not installed by Tenant within nine (9) months after removal of the existing building-top signs. In the event that Tenant occupies less than one full floor at the time of any renewal term, the sign rights shall be voidable at Landlord's option. In the event that signage on the mechanical penthouse is granted to any tenant of the 2323 North Broadway Building except Wells Fargo Bank, Landlord will approve that Tenant may attempt to obtain the right from the City to move its sign to the mechanical penthouse of the 2333 Building provided that (1) to do so would not adversely affect the operation of any satellite antennas as determined by the tenants which own the antennas and (2) Landlord does not warrant that the City will allow such movement. If Tenant is successful in moving its signs to the mechanical penthouse and if Tenant exercises its Second Option to Extend, Landlord will contribute $5,000 toward the cost of moving the signs.

68. Options to Extend:  Provided Tenant is not in default under any of the terms
    ------------------
    and conditions of the Lease, Tenant shall be entitled to two options to extend the Lease term. Tenant to provide notice to Landlord not less than six (6) months, nor greater than nine (9) months prior to the expiration of the Lease term or any previously exercised extension thereof.

    The First Option Period shall be for a period of thirty (30) months and rent shall be $1.20 per Rentable Square Foot per month. In the event that Tenant exercises its first option to extend the lease term, Landlord shall provide Tenant an improvement contribution equal to $4.50 per Rentable Square Foot. In the event that Landlord fails to fund the $4.50 improvement contribution, the Basic Rent would be reduced to $1.05 per square foot during the First Option Period.

    The Second Option Period shall be for a period of sixty (60) months and rent shall be $1.35 per Rentable Square Foot per month for the first year with four percent (4%) annual increases thereafter.

69. First Right of Offer to Lease Additional Space:  Provided Tenant is not
    -----------------------------------------------
    then in default under the Lease, Tenant shall have the First Right of Offer during the initial Term and the First Option Term to lease additional space in the 2333 North Broadway Building, subject to prior rights given to other tenants in the Building as of the date hereof and identified to Tenant. Upon execution of this Lease, and as vacant space becomes available in the Building, Landlord shall provide Tenant with notification of such available space. Tenant shall have three (3) business days in which to elect to lease said space. If written notice of Tenant's election to lease such space is not received by Landlord within the 3-day notice period, Tenant shall have no further rights with regard to such space.

    Provided Tenant elects to lease expansion space, and the election is made prior to January 31, 2000, the monthly rental rate shall be $1.05 per square foot. With regard to any election to lease additional space made after January 31, 2000, the rental rate shall be increased by one percent (1%) every three (3) months which has thereafter elapsed. Rent on any expansion space will commence the earlier of Tenant's occupancy of the expansion space or 30 days after Tenant's election to lease said space. The lease term of any expansion space will run coterminous with the Lease Term. The Base Year for purposes of determining operating expenses shall be 1997. Expansion space shall be leased on an "as is" basis and the Security Deposit shall be increased in the amount of one month's rent on the expansion space. Should Tenant terminate any part of the Lease as provided in Paragraph 71, any further First Right of Offer to Lease Additional Space shall be void.

70. Availability Notice:  Landlord shall notify Tenant, within a reasonable
    -------------------
    period, as to availability of vacant space in the 2323 North Broadway Building, but shall have no obligation whatsoever to lease such space to Tenant.

71. Option to Terminate:  During the initial lease term only, Tenant shall have
    -------------------
    the option to terminate its tenancy with regard to Suite 432 provided Tenant gives at least three (3) months notice and pays six percent (6%) of the base rent attributed to the remaining lease term after the termination date. Any expansion space leased through July 31, 1997 shall be subject to the same termination rights as those provided for Suite 432.

    In order for the Tenant's termination notice to be valid, it must be delivered to Landlord and accompanied by a cashier's check in the full amount of the applicable termination fee.

72. Operating Expense Audit: If Landlord's CPA with respect to Paragraph 6(e) is
    -----------------------
    not a "Big 6" firm (or comparable accounting firm if, at the time of the audit, the term "Big 6" is no longer used), Tenant may select an alternative CPA. If Landlord disapproves Tenant's selection, Landlord may then unilaterally select a "Big 6" or comparable accounting firm to perform the duties described in Paragraph 6(e).

73. Notices to Tenant: Pursuant to Paragraph 9, Landlord is to copy any such
    -----------------
    notice, consent or approval to Tenant to: Nida & Maloney, 801 Garden Street, Suite 201, Santa Barbara, CA 93105, Attn: C. Thomas Hopkins, Esq., fax (805) 568-1955.

74. Structural Load: Tenant shall position all files, safes and heavy equipment
    ---------------
    which Tenant desires to place in the Premises so as to properly distribute the weight thereof in accordance with the structural capacity of the Building. After the initial structural review of Tenant's use of the Premises prior to the Commencement Date, Landlord shall not require further structural review of Tenant's use at Tenant's expense except in connection with Alterations.

75. Limitation on Liability:   In consideration of Tenant's entering into this
    ------------------------
    Lease, for so long as Tenant remains a corporation, and solely as to the initial Tenant under this Lease and not any successor or assignee, Landlord and its successors and assigns agree that, in the event of any actual or alleged failure, breach or default under this Lease by Tenant: (a) no shareholder, director, officer or employee of Tenant shall be named as a party in any suit or proceeding, (b) no judgement will be taken against any shareholder, director, officer or employee of Tenant, (c) no writ of execution will ever be levied against the assets of any shareholder, director, officer or employee of Tenant, (d) the obligations of Tenant under this Lease do not constitute personal obligations of any individual, and Landlord shall not seek recourse against any individual shareholder, director, officer or employee of Tenant or any of their personal assets for satisfaction of any liability in respect to this Lease. The provisions of this Addenda #75 shall not prohibit Landlord from pursuing any shareholder, director, officer or employee of Tenant for injury to persons or property caused by any such individual.


76. Satellite Dish: In the event that Landlord gives its approval (which it may
    --------------
    withhold in its reasonable discretion) for

    Tenant to erect a satellite dish pursuant to Paragraph 6 of the Rules and Regulations, the rent paid to Landlord as consideration will be two hundred ($200) per month if the dish measures 18" or less in diameter; otherwise, rent shall be at market and approval shall be at Landlord's sole discretion. It is expressly understood that Tenant may not erect any equipment in a manner which would negatively impact or interfere with the use of other tenants in the Project as reasonably determined by Landlord or such other tenant.


THEREFORE, the parties have executed these Addenda to Lease as of the date set forth below.



LANDLORD:

COSCAN CALIFORNIA COMMERCIAL LIMITED PARTNERSHIP, a California limited partnership

By:  Coscan California Commercial Inc.,   Its General Partner



By:  /s/ Doug Walters                     Date:  12/26/96
   ----------------------------------           -------------------


Its: Vice President
    ---------------------------------



TENANT:

PROSOFT I-NET SOLUTIONS, INC.



By:  /s/ Brooks Covbin                    Date: 12/26/96
   -----------------------------------         -------------------


Its: Chief Financial Officer
    ----------------------------------